                                                                    Exhibit 99.1

COLUMBIA BANCORP                                  NEWS RELEASE
401 E. Third Street, Suite 200
The Dalles, OR  97058           CONTACTS: ROGER L. CHRISTENSEN, CEO 541-298-6633
541/298-6649                            GREG B. SPEAR, CFO 541-298-6612
--------------------------------------------------------------------------------

         COLUMBIA BANCORP ANNOUNCES EARLY FORECAST FOR YEAR-END 2002

      The Dalles, Oregon - January 13, 2003 - Columbia Bancorp (NASDAQ: CBBO) today announced guidance on earnings expectations for the fiscal year ending December 31, 2002, with a forecast of $1.12 to $1.14 per diluted share. These financial figures are being released early and are subject to the year-end audit that is currently in progress. In light of these numbers, Columbia Bancorp expects ROE to be within a range of 18.70% to 18.90% for 2002.

      The main reasons for the guidance update are higher than expected fourth quarter overhead expenses and a write-down to the mortgage-servicing asset (MSA) of approximately $825,000 to $835,000. The adjustment to the MSA was required as a result of a higher spike than anticipated in mortgage prepayments during October, November and December as a significant number of borrowers refinanced mortgages to take advantage of record low interest rates. The MSA multiple, which is a function of the MSA as a percentage of total loans serviced, is expected to end the year within a range of 0.94 to 0.96, which is down from the previous quarter of 1.10.

      Columbia Bancorp will release further details of its fourth quarter financial results that will be distributed by press release before the market opens on Wednesday, January 22, 2003. Columbia will conduct a teleconference and Web Cast on Wednesday, January 22, 2003 at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) at which time management will discuss the fourth quarter results. To participate in the call, the conference number is 1-888-482-0024. The conference ID number to access the call is 934497 and the leader is Roger Christensen. The live Web Cast can be viewed on Columbia Bancorp's Web Site at www.columbiabancorp.com under the Investor Relations section. This event will be archived on Columbia Bancorp's Web Site.

Columbia Bancorp Announces Early Forecast for Year-End 2002
Page 2
January 13, 2003


      There will be a playback of the call available until January 31, 2003. The replay dial-in number is 1-888-286-8010 and the replay code is 74024 and will be available two (2) hours after the completion of the conference call on January 22, 2003.

      Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 17 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond, Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale and White Salmon, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through its Columbia River Bank Mortgage Group and brokerage services through its affiliation with CRB Financial Services. In addition, Columbia Bancorp's news releases, 10-Qs and 10-Ks for the last twelve months are available via Fax-on-Demand. Call 1-800-683-0074 to request documents.

Forward-looking statements with respect to the financial condition, results of operations and the business of Columbia are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include, without limitation, the impact of competition and interest rates on revenues and margins, and other risks and uncertainties, including statements relating to the year 2002, as may be detailed from time to time in Columbia's public announcements and filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements can be identified by the use of forward-looking terminology, such as "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Columbia does not intend to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release, other than in its periodic filings with the SEC, or to reflect the occurrence of unanticipated events.

                                    # # #